UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 12, 2016

NEXT GENERATION MANAGEMENT CORP.

(Exact name of registrant as specified in charter)

Nevada	002-74785-B	88-0169543
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

44715 Prentice Dr, Unit 973, Ashburn, Virginia 20146

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: 703-372-1282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrants Certifying Accountant

Previous independent registered public accounting firm

On February 12, 2016 (the “Dismissal Date”), Next Generation Management Corp. (the “Company”) advised Fiondella, Milone & LaSaracina, LLP ( “FML”) that it was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss the FML as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on February 16, 2016. FML has not reported or begun procedures to report on any financial statements and therefore have not issued any adverse opinions or disclaimer of opinions, or reports that were qualified or modified as to uncertainty, audit scope, or accounting principle. .

Since June 4, 2015, date of hire and through the Dismissal Date, the Company has not had any disagreements with FML on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the FML satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements if such reports were to be issued..

Since June 4, 2015, date of hire, and through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that FML furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter is attached hereto to this amendment to the Form 8-K as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Fiondella, Milone & LaSaracina, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION MANAGEMENT CORP.

By:	/s/ Darryl Reed
Name:	Darryl Reed
Title:	Chief Executive Officer

Date:      February 16, 2016

Ashburn, Virginia

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